UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AltEnergy Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2023

AltEnergy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40984	86-2157013
(State or other jurisdiction Identification No.)	(Commission File Number)	(I.R.S. Employer of incorporation)

600 Lexington Avenue
9th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(203) 299-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one- half of one Warrant	AEAEU	The Nasdaq Global Market
Class A common stock, par value $0.0001 per share	AEAE	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AEAEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2023 and April 27, 2023, AltEnergy Acquisition Corp. (the “Company”) and AltEnergy Acquisition Sponsor, LLC (the “Sponsor”), the sponsor of the Company, entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Extension (as defined below) or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 1,250,000 Class A common stock, par value $0.0001 per share (the “Class A Shares”), of the Company sold in its initial public offering at the special meeting of stockholders called by the Company to consider and act upon a proposal to extend the date by which the Company has to consummate an initial business combination (the “Termination Date”) from May 2, 2023 to May 2, 2024 (the “Extension”).

In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the Sponsor (or its designees) will surrender and forfeit to the Company for no consideration an aggregate of 250,000 shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Sponsor (the “Forfeited Shares”) and (ii) the Company shall issue to the Holders a number of Class A Shares equal to the Forfeited Shares.

The foregoing description of the Non-Redemption Agreements do not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Non-Redemption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive Officer

Date: April 27, 2023

Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (“Agreement”) dated [_], 2023, by and among the entities listed on Exhibit A (collectively, the “Holder”), AltEnergy Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and AltEnergy Acquisition Corp., a Delaware corporation (the “Company”).

RECITALS:

A. The Company will hold special meeting of its shareholders (the “Meeting”) to consider and act upon, among other things, a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (“Business Combination”) from May 2, 2023 until May 2, 2024 (the “Extension”).

B. The Holder is willing not to request redemption in connection with the Extension, or to reverse any previously submitted redemption demand, of certain of the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Shares”) issued in the Company’s initial public offering held by such Holder upon the terms set forth herein.

IT IS AGREED:

1. Non-Redemption. The Holder hereby agrees either not to request redemption in connection with the Extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to the aggregate number of Class A Shares set forth on Exhibit A hereto (“Non-Redeemed Shares”) it holds; provided that in no event will Holder be required to hold a number of Class A Shares representing in excess of 9.9% of the total number of Class A Shares of the Company outstanding following the effectuation of the Extension Proposal. The Non-Redeemed Shares held by the Holder shall not be subject to any transfer restrictions other than with respect to this Section 1, and the Holder shall have no obligation to hold any Class A Shares following the date of the Meeting. Nothing in this Agreement is intended to restrict or prohibit the Holder’s ability to redeem any Class A Shares other than the Non-Redeemed Shares. The Company shall provide the Holder with the final number of Class A Shares with enough time to allow Holder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Extension.

2. Forfeiture of Class B Shares and Issuance of Class A Shares.

(a) In consideration of the agreement set forth in Section 1 hereof, immediately prior to, and substantially concurrently with, the closing of a Business Combination (“Closing”):

(i) the Sponsor (or its designees) will surrender and forfeit to the Company for no consideration the aggregate number of shares of Class B common stock, par value $0.0001 per share, of the Company set forth on Exhibit A held by the Sponsor (or its designees) (the “Class B Shares” and such Class B Shares to be surrendered and forfeited, the “Forfeited Shares”); and

(ii) the Company shall issue (the “Share Issuance”) to the Holder a number of Class A Shares equal to the Forfeited Shares. The Class A Shares shall be issued directly to the Holder in book-entry form on the books and records of the Company’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as the Sponsor, the Company and the Holder shall agree upon Closing.

(b) In connection with the Share Issuance pursuant to Section 2(a), the Holder shall be entitled to the registration rights set forth in that certain Registration Rights Agreement, dated as of October 28, 2021 (the “Registration Rights Agreement”), among the Sponsor, the Company and the other parties thereto in respect of all shares held by Holder, and the Company, the Sponsor and the Holder shall execute a joinder thereto whereby the Holder shall become a “Holder” (as defined therein) and the Class A Shares acquired in the Share Issuance shall be “Registrable Securities” (as defined therein).

(c) The Holder shall not be required to forfeit, transfer or refrain from transferring any Class A Shares received by it pursuant to Section 2. The Sponsor acknowledges and agrees that the Sponsor shall not subject the Class B Shares that are required to be surrendered and forfeited pursuant to Section 2(a) to any earn-outs, forfeitures, transfers, surrenders, claw-backs, disposals, exchanges, restrictions, amendments or similar arrangements in connection with the Business Combination, and the Sponsor and the Company acknowledge and agree that any Class A Shares received by the Holder in the Share Issuance shall not be changed as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by the Sponsor with respect to its other Class B Shares.

(d) If at any time the number of outstanding Class A Shares of the Company is increased or decreased by a consolidation, combination, split or reclassification of the Class A Shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding Class A Shares of the Company.

3. Representations of the Holder. The Holder hereby represents and warrants to the Sponsor and the Company that:

(a) The Holder, in making the decision to receive the Class A Shares from the Company pursuant to this Agreement, has not relied upon any oral or written representations or assurances from the Sponsor or any of the Sponsor’s or the Company’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Class A Shares.

(b) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable against the Holder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(d) The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of Class A Shares contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) The Holder is acquiring the Class A Shares solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the Class A Shares to be received hereunder to or through any person or entity except as may be permitted hereunder.

(f) The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Class A Shares. The Holder is aware that an investment in the Class A Shares is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the Class A Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Holder is able to bear the economic risk of its investment in the Holder for an indefinite period of time and able to sustain a complete loss of such investment.

(g) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Holder in connection with the acquisition of the Class A Shares nor is the Holder entitled to or will accept any such fee or commission.

(h) The Holder understands that the Class A Shares will be issued to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

4. Sponsor Representations. The Sponsor hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Sponsor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Sponsor is a party which would prevent the Sponsor from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Sponsor is subject.

(b) The Sponsor (or its designees) is the beneficial owner of the Forfeited Shares, will continue to be the beneficial owner of the Forfeited Shares immediately prior to the Closing and will surrender and forfeit the Forfeited Shares to the Company immediately prior to the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

(c) Neither the Sponsor nor the Company has disclosed to the Holder material non-public information with respect to the Company.

(d) There is no action pending against the Sponsor or, to the Sponsor’s knowledge, threatened against the Sponsor, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e) The Sponsor has not offered the Forfeited Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5. Company Representations. The Company hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b) The Class A Shares to be issued by the Company pursuant to this Agreement, when issued to the Holder, shall be (i) duly authorized, validly issued, fully paid and non-assessable shares and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

(c) The Company has not disclosed to the Holder material non-public information with respect to the Company.

(d) There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Company of its obligations under this Agreement.

(e) The Company has not offered the shares to be issued in the Share Issuance by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6. Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Sponsor and the Company agree that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7. Trust Account. Until the earlier of (a) the consummation of the Business Combination; (b) the liquidation of the trust account established for the benefit of the Company’s public shareholders in connection with the Company’s initial public offering (the “Trust Account”); and (c) May 2, 2023 or such later time as the shareholders of the Company may approve, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. In order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, the Company further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Class A Shares, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

8. Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

11. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the date of the Meeting, if any of the Non-Redeemed Shares held by the Holder actually redeemed in connection with the Meeting, other than as provided for in Section 1; (b) the mutual written consent of the parties hereto; and (c) the effectuation of the Extension and the delivery of the Class A Shares to the Holder (provided that Holder’s rights to have the shares issued in the Share Issuance included in the Registration Rights Agreement shall survive such termination). Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to surrender and forfeit the Forfeited Shares to the Company and the Company’s obligation to issue the equivalent amount of Class A Shares to the Holder shall only take place immediately prior to, and substantially concurrently with, a Closing.

12. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

13. Acknowledgement; Waiver. Holder (i) acknowledges that the Sponsor or the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor, the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that the Sponsor and the Company are relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

14. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto; provided, that no such consent shall be required for any such assignment by Holder to one or more affiliates thereof.

15. Most Favored Nation. In the event the Sponsor or the Company enters one or more other non-redemption agreements in connection with the Extension (“Other Agreements”) before or after the execution of this Agreement, the Sponsor and the Company represent that the terms of such Other Agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. To avoid doubt, the Company and the Sponsor acknowledge and agree that a ratio of Non-Redeemed Shares to Class A Shares issuable in the Share Issuance in any such Other Agreement in connection with the Extension that is more favorable to such other investors thereunder than such ratio in this Agreement is to the Holder would be materially more favorable to such other investors. In the event that another third party is afforded any such more favorable terms than the Holder, the Sponsor and the Company shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature Page Follows]

ALTENERGY ACQUISITION SPONSOR, LLC

By:
Name:
Title:

ALTENERGY ACQUISITION CORP.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

Signature Page to Non-Redemption Agreement

EXHIBIT A

Account	EIN	Address	Class A Shares to be issued in the Share Issuance		Number of Non- Redeemed Class A Shares
			[	•]	[	•]
Total			[	•]	[	•]
Class B Shares			Number of Forfeited Shares
[•]